FIRST AMENDMENT TO WISDOMTREE TRUST

FUND OF FUNDS INVESTMENT AGREEMENT

This first amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated September 4, 2026, (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”); and THOR Financial Technologies Trust, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of September 23, 2026 (the “Effective Date”).

WHEREAS, the Parties desire to amend Appendix A of the Agreement to reflect the addition of new Funds, as described below; and

WHEREAS, Section 6(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A of the Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date.

THOR Financial Technologies Trust, On Behalf of Its Series Listed on Appendix A

Bradley Roth	Bradley Roth
Name of Authorized Signer	Print	Signature
Title: Founder

WisdomTree Trust, On Behalf of Its Series Listed on Appendix A

Jonathan Steinberg	Jonathan Steinberg
Name of Authorized Signer	Print	Signature
Title: President

AMENDED Appendix A

as of 9-23-2026

List of Funds to Which the Agreement Applies

Acquiring Funds
THOR AdaptiveRisk Dynamic ETF (THMR)
THOR Conservative Risk Dynamic ETF (THCR)

Acquired Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund (USDU)